As filed with the Securities and Exchange Commission on June 24, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN STATES POWER COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin	39-0508315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1414 W. Hamilton Avenue
Eau Claire, Wisconsin 54701
(715) 839-2625

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin G.S. Fowke III
Vice President and Chief Financial Officer
Northern States Power Company
c/o Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota  55401

(612) 330-5500

(Name and address, including zip code, of agent for service)

Copies to:

Michael C. Connelly	Robert J. Joseph
Vice President and General Counsel	Jones Day
Xcel Energy Inc.	77 West Wacker
414 Nicollet Mall	Chicago, Illinois 60601
Minneapolis, Minnesota 55401	(312) 269-4176
(612) 330-5500

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
First Mortgage Bonds
	$250,000,000	100%	$250,000,000	$9,825.00
Senior Unsecured Debt Securities

(1)           Estimated solely for purposes of calculating registration fee.
(2)           Exclusive of accrued interest, if any.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 24, 2008

PROSPECTUS

$250,000,000

NORTHERN STATES POWER COMPANY
(a Wisconsin corporation)

1414 W. Hamilton Avenue
Eau Claire, Wisconsin  54701
(715) 839-2625

FIRST MORTGAGE BONDS

SENIOR UNSECURED DEBT SECURITIES

We may offer for sale, from time to time, up to $250,000,000 aggregate principal amount of our first mortgage bonds or senior unsecured debt securities.  We may sell our first mortgage bonds or senior unsecured debt securities in one or more series (1) through underwriters or dealers, (2) directly to a limited number of institutional purchasers or (3) through agents.  See “Plan of Distribution.”  The particular type of security being sold as well as the amount and terms of the sale of a series of our first mortgage bonds or senior unsecured debt securities will be determined at the time of sale and included in a prospectus supplement that will accompany this prospectus.  You should read this prospectus and any prospectus supplement carefully before you invest in our first mortgage bonds or senior unsecured debt securities.  We cannot sell any of these first mortgage bonds or senior unsecured debt securities unless this prospectus is accompanied by a prospectus supplement.  That prospectus supplement will include, if applicable:

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the names of any underwriters, dealers or agents involved in the distribution of that series of first mortgage bonds or senior unsecured debt securities;

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any applicable commissions or discounts and the net proceeds to us from that sale;

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the aggregate principal amount and offering price of that series of first mortgage bonds or senior unsecured debt securities;

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the rate or rates (or method of calculation) of interest;

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the time or times and place of payment of interest;

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the maturity date or dates; and

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any redemption terms or other specific terms of that series of first mortgage bonds or senior unsecured debt securities.

See “Risk Factors” on page 1 of this prospectus, in any prospectus supplement that will accompany this prospectus and in the documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2008.

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates by reference important business and financial information about us that is contained in documents that we file with the Securities and Exchange Commission but that is not included in or delivered with this prospectus.  You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources.

You may also obtain copies of the documents incorporated by reference, without charge, upon written or oral request to the Corporate Secretary, Northern States Power Company, c/o Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401, (612) 330-5500.

For more information, see “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus.  We have not authorized anyone else to provide you with different information, and if given, you should not rely on it.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

i

RISK FACTORS

Investing in our securities involves risks.  Before buying any of our securities, you should carefully consider the risks and other information we include under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 and other documents that we file with the SEC and that are incorporated by reference in this prospectus.  In addition, you should consider any risks and uncertainties that we may include in a prospectus supplement accompanying this prospectus that relates to a specific issue of securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC.  You should read the registration statement and the related exhibits and schedules for more information about us and our securities.  The registration statement and the related exhibits and schedules are also available at the SEC’s Public Reference Room or through its website as described under the caption “Where You Can Find More Information.”

This prospectus provides you with a general description of the first mortgage bonds and senior unsecured debt securities we may offer.  Each time we sell first mortgage bonds or senior unsecured debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or amend information contained in this prospectus.  You should read this prospectus and the documents it incorporates by reference, the registration statement of which this prospectus forms a part and the related exhibits and schedules filed with the SEC and any prospectus supplement accompanying this prospectus together with the additional information described under the caption “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents it incorporates by reference contain statements that are not historical fact and constitute “forward-looking statements.”  When we use words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “potential,” “should” or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  You are cautioned not to rely unduly on any forward-looking statements.  Our future results may differ materially from those expressed in these forward-looking statements.  These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

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economic conditions, including their impact on capital expenditures and our ability to obtain financing on favorable terms, inflation rates and monetary fluctuations;

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business conditions in the energy business;

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trade, monetary, fiscal, taxation and environmental policies of governments, agencies and similar organizations in geographic areas where we have a financial interest;

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customer business conditions, including demand for their products or services and supply of labor and materials used in creating their products and services;

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financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

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availability or cost of capital such as changes in: interest rates; market perceptions of the utility industry, our parent, Xcel Energy Inc., or Xcel Energy, or us; or security ratings;

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factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, nuclear fuel or natural gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; nuclear or environmental incidents; or electric transmission or natural gas pipeline constraints;

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employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees or work stoppages;

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increased competition in the utility industry;

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state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the electric and natural gas markets; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the utility industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

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rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;

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nuclear regulatory policies and procedures, including operating regulations and spent nuclear fuel storage;

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social attitudes regarding the utility and power industries;

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cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

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technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;

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significant slowdown in growth or decline in the U.S. economy, delay in growth or recovery of the U.S. economy or increased cost for insurance premiums, security and other items;

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risks associated with implementation of new technologies; and

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other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents.

These risks and uncertainties are discussed in more detail under the captions “Risk Factors,” “Business” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2007, in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 and other documents that we file with the SEC and that are incorporated by reference in this prospectus.  You may obtain copies of these documents as described under the caption “Where You Can Find More Information.”

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  The foregoing review of factors should not be construed as exhaustive.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC.  Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

We are “incorporating by reference” the documents that we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made after the date of this prospectus, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we sell all of the securities offered by this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 25, 2008; and

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the SEC on May 5, 2008.

We are not required to, and do not, provide annual reports to holders of our first mortgage bonds or senior unsecured debt securities unless specifically requested by such a holder.

We will provide, without charge, to each person, including any beneficial owner of our first mortgage bonds or senior unsecured debt securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.  You may request these documents from:

Northern States Power Company
c/o Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota  55401
Attn:  Corporate Secretary
(612) 330-5500

OUR COMPANY

We were incorporated in 1901 under the laws of Wisconsin.  We are an operating utility engaged in the generation, transmission, distribution and sale of electricity in portions of northwestern Wisconsin and in the western portion of the Upper Peninsula of Michigan.  We also purchase, transport, distribute and sell natural gas to retail customers and transport customer-owned natural gas in the same service territory.  At December 31, 2007, we provided electric utility service to approximately 246,000 customers and natural gas utility service to approximately 102,000 customers.  The wholesale customers we serve comprised approximately 8% of our total sales in 2007.  Approximately 98% our retail electric operating revenues were derived from operations in Wisconsin during 2007.

We are a wholly owned subsidiary of Xcel Energy, a Minnesota corporation.  Xcel Energy was incorporated under the laws of the State of Minnesota in 1909.  Among Xcel Energy’s other subsidiaries are Public Service Company of Colorado, a Colorado corporation, Southwestern Public Service Company, a New Mexico corporation, and Northern States Power Company, a Minnesota corporation, or NSP-Minnesota.

Our electric production and transmission system is managed as an integrated system with that of NSP-Minnesota, jointly referred to as the NSP System.  The electric production and transmission costs of the entire NSP System are shared by us and NSP-Minnesota.  A Federal Energy Regulatory Commission-approved agreement between the two companies, called the Interchange Agreement, provides for the sharing of all costs of generation and transmission facilities of the NSP System, including capital costs.  Such costs include current and potential obligations of NSP-Minnesota related to its nuclear generating facilities.

We own the following direct subsidiaries: Chippewa and Flambeau Improvement Co., which operates hydro reservoirs; Clearwater Investments Inc., which owns interests in affordable housing; and NSP Lands, Inc., which holds real estate.

Our principal executive offices are located at 1414 W. Hamilton Avenue, Eau Claire, Wisconsin  54701, and our telephone number is (715) 839-2625.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to the issue of a particular series of first mortgage bonds or senior unsecured debt securities, we intend to use the net proceeds from the sale of the first mortgage bonds or senior unsecured debt securities offered by this prospectus for general corporate purposes, including capital expenditures, repayment of short-term debt (including notes payable to affiliates) and refunding of long-term debt at maturity or otherwise.  As of March 31, 2008, the current portion of our long-term debt was $80.3 million and the current portion of notes payable to affiliates was $26.7 million.  The specific allocation of the proceeds of a particular series of the first mortgage bonds or senior unsecured debt securities will be described in the prospectus supplement relating to that series.

RATIO OF CONSOLIDATED EARNINGS TO
CONSOLIDATED FIXED CHARGES

(unaudited)

	Three Months Ended March 31,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003
Ratio of consolidated earnings to consolidated fixed charges	4.5	3.5	3.8	2.7	4.9	4.6

For purposes of computing the ratio of consolidated earnings to consolidated fixed charges, (1) earnings consist of income from continuing operations plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less undistributed equity in earnings (loss) of unconsolidated investees and     (2) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

The description below contains a summary of selected provisions of the indenture, including supplemental indentures, under which the first mortgage bonds will be issued.  This summary is not complete.  The indenture and the form of supplemental indenture applicable to the first mortgage bonds have been filed as exhibits to the registration statement of which this prospectus constitutes a part.  You should read them for provisions that may be important to you.  In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described below.  We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not issued under this prospectus.

The first mortgage bonds will be represented either by global securities registered in the name of The Depository Trust Company, or DTC, as depository, or Depository, or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement.  See the information under the caption “Book-Entry System” in this prospectus.

General

We may issue the first mortgage bonds from time to time in one or more new series under the Indenture dated April 1, 1947, which we refer to as the 1947 Indenture, as previously supplemented by nine supplemental trust indentures, a Supplemental and Restated Trust Indenture dated March 1, 1991, which we refer to as the Restated Indenture, and as to be supplemented by one or more new supplemental indentures for the first mortgage bonds, which we collectively refer to as the Mortgage Indenture, all from us to U.S. Bank National Association, as successor trustee, which we refer to as the Mortgage Trustee.  The Restated Indenture amends and restates the 1947 Indenture and the supplemental indentures to the 1947 Indenture.  The Restated Indenture became effective and operative on October 1, 1993.  The Mortgage Indenture will govern the first mortgage bonds offered by this prospectus.  As of March 31, 2008, there were two series of first mortgage bonds in an aggregate principal amount of $215 million outstanding under the Mortgage Indenture.

The holders of the outstanding first mortgage bonds do not, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the holders of any first mortgage bonds offered by this prospectus will not, have the right to require us to repurchase the first mortgage bonds if we become involved in a highly leveraged or change in control transaction.  The Mortgage Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	the price at which the series will be issued;

•	the date or dates of maturity of that series;

•	the date or dates on which we will pay the principal of that series;

•	the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which interest will accrue;

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the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the first mortgage bonds of that series are registered on the regular record dates;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue that series in whole or in part in book-entry form; and

•	any other terms of that series of first mortgage bonds.

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise, we may from time to time, without the consent of the holders of that series of first mortgage bonds, reopen such series of first mortgage bonds and issue additional first mortgage bonds with the same terms (including maturity and interest payment terms) as such series of first mortgage bonds.

Interest Payments

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise, the amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months.  In the event that any date on which such interest is payable on the first mortgage bonds is not a business day, then payment of the interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

Redemption

The prospectus supplement that describes a particular series of first mortgage bonds will set forth any terms for the optional or mandatory redemption of that particular series.

Security for the First Mortgage Bonds

The first mortgage bonds being issued pursuant to this prospectus will be secured equally and ratably with all of our other outstanding first mortgage bonds, subject to the provisions relating to any sinking fund for any particular series of first mortgage bonds, by a valid and direct first mortgage lien on all of the real and fixed properties, leasehold rights, franchises and permits then owned by us subject only to permitted encumbrances (as discussed below).  The lien of the Mortgage Indenture does not cover securities, cash, contracts, receivables, motor vehicles, merchandise, equipment and supplies and specified non-utility property.

The Mortgage Indenture subjects to the lien of the Mortgage Indenture all of our property, rights and franchises, except as otherwise expressly provided, that we acquired after the date of the 1947 Indenture.  These provisions might not be effective as to property acquired within 90 days prior and subsequent to the filing of a case by us under the U.S. Bankruptcy Code.

We have not made any appraisal of the properties subject to the lien of the Mortgage Indenture.  The value of the properties in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors.

The Mortgage Indenture provides that no liens prior or equal to the lien of the Mortgage Indenture, other than permitted encumbrances, may be created or permitted to exist on the mortgaged and pledged property whether now owned or acquired in the future.  (Section 8.04 of the Restated Indenture.)

Permitted encumbrances include, among others, the following:

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permitted liens (liens for taxes not yet delinquent or being contested in good faith, mechanics’, workers’ and other similar liens not yet delinquent or being contested in good faith and easements and rights of way that do not materially impair the use of the property in the operation of our business);

•	rights of parties to agreements with us relating to property owned or used jointly with that party, provided the rights:

	•	do not materially impair the use of the property in the normal operation of our business;

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do not materially affect the security provided by the Mortgage Indenture; and

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are not inconsistent with the remedies of the Mortgage Trustee upon a completed default;

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leases existing on the effective date of the Restated Indenture affecting property owned by us on the effective date;

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leases that do not interfere in any material respect with the use by us of the property for its intended purpose and that will not have a material adverse impact on the security provided by the Mortgage Indenture;

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other leases relating to 5% or less of the sum of our depreciable property and land; and

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any mortgage, lien, charge or other encumbrance prior or equal to the lien of the Mortgage Indenture, other than a prepaid lien, existing on the date we acquire the property, provided that on the acquisition date:

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no default has occurred and is continuing;

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the principal amount secured by that mortgage, lien, charge or encumbrance does not exceed 66 2/3% of the lesser of the cost or fair value of the property; and

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that mortgage, lien, charge or encumbrance will apply only to the property originally subject to that mortgage, lien, charge or encumbrance, we will close that mortgage, lien, charge or encumbrance and we will not issue additional indebtedness under that mortgage, lien, charge or encumbrance.

(Section 1.03 of the Restated Indenture.)

With the consent of the holders of 66 2/3% of the principal amount of first mortgage bonds outstanding, the Company may (1) permit the creation or existence of a prior lien with respect to up to 50% of the sum of our depreciable property and land, after giving effect to the prior lien and the acquisition of the property subject to the prior lien or (2) terminate the lien of the Mortgage Indenture with respect to up to 50% of the sum of our depreciable property and land.  (Section 19.02(e) of the Restated Indenture.)

Sinking Fund Provisions

We currently do not have any outstanding first mortgage bonds that are, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the first mortgage bonds offered by this prospectus will not be, subject to a sinking fund.

Maintenance Provisions

As a maintenance fund for the first mortgage bonds, we have agreed to pay to the Mortgage Trustee on each May 1 an amount equal to 2.50% of our completed depreciable property as of the end of the preceding calendar year, after deducting credits at our option for the following:

•                  maintenance;

•                  renewals or replacements;

•                  property retirements offset by permanent additions;

•                  retirements or redemptions of first mortgage bonds; and

•                  amounts of established permanent additions.

(Section 9.01 of the Restated Indenture.)

We may withdraw moneys from the maintenance fund in amounts equal to retirements of first mortgage bonds and permanent additions.  Cash on deposit in the maintenance fund may be used for the purchase or redemption of first mortgage bonds.  Any redemption of this nature would be at the applicable regular redemption price of the first mortgage bonds to be redeemed and subject to any restrictions on the redemption of the first mortgage bonds.  (Sections 9.03 and 9.04 of the Restated Indenture).

The Restated Indenture further provides that to the extent that maintenance fund credits exceed 2.50% of our completed depreciable property for any year after 1990, such excess credits may be applied in future years (1) to offset any maintenance fund deficiency or (2) to increase the amount of established permanent additions available for use under the Mortgage Indenture in an aggregate amount equal to the lesser of such excess credits or the amount of permanent additions used after 1990 for the maintenance fund.  (Section 9.05 of the Restated Indenture.)

We have agreed to maintain our properties in adequate repair, working order and condition.  (Section 8.06 of the Restated Indenture.)

Issuance of Additional First Mortgage Bonds

The maximum principal amount of first mortgage bonds that we may issue under the Mortgage Indenture is not limited, except as described below.  We may issue additional first mortgage bonds in an aggregate principal amount not exceeding (1) 66 2/3% of the cost or fair value, whichever is less, of permanent additions after deducting retirements (Article V of the Restated Indenture); (2) the aggregate principal amount of retired first mortgage bonds, which have not been otherwise used under the Mortgage Indenture (Article VI of the Restated Indenture); or (3) the amount of cash deposited with the Mortgage Trustee, which cash may be withdrawn on the same basis as additional first mortgage bonds may be issued under clauses (1) and (2) above (Article VII of the Restated Indenture).

At April 30, 2008, the amount of net permanent additions available for the issuance of first mortgage bonds was approximately $526 million, of which $375 million could be used to authenticate the $250 million principal amount of the first mortgage bonds.  As of April 30, 2008, $166 million of retired first mortgage bonds were available to authenticate up to $166 million of first mortgage bonds.

We may not issue any additional first mortgage bonds on the basis of clause (1), clause (2) under specified conditions or clause (3) above, unless the earnings applicable to bond interest for a specified 12-month period are equal to at least twice the annual interest requirements on the first mortgage bonds, including those about to be issued, any permitted indebtedness and any obligations secured by prior liens.  (Sections 1.03, 5.03, 5.06, 6.02 and 7.01 of the Restated Indenture.)  The calculation of earnings applicable to bond interest includes all of our gross revenue, including our nonutility revenues.  (Section 1.03 of the Restated Indenture.)

Permanent additions generally include, among other things, the following:

•                  our electric and steam generating, transmission and distribution properties;

•                  our gas storage and distribution properties;

•                  construction work-in-progress;

•                  our fractional and undivided property interests;

•                  property used for providing telephone or other communication services; and

•                  engineering, financial, economic, environmental, geological and legal or other studies, surveys or reports preliminary to or associated with the acquisition or construction of any depreciable property.

(Section 1.03 of the Restated Indenture.)

Earnings applicable to bond interest for the 12 months ended March 31, 2008 would be 2.92 times the annual interest requirements on our first mortgage bonds, including the first mortgage bonds issued pursuant to this prospectus at an assumed 6.125% interest rate, and any obligations secured by prior liens and any permitted indebtedness secured by permitted encumbrances. Additional first mortgage bonds may vary as to maturity, interest rate, redemption prices and sinking fund provisions, among other things.  (Article II of the Restated Indenture.)

Provisions Limiting Dividends on Common Stock

The Mortgage Indenture does not restrict our ability to pay dividends on our common stock.

Release Provisions

The Mortgage Indenture permits the release from its lien of any property upon depositing or pledging cash or certain other property of comparable fair value.  The Mortgage Indenture also permits the following, in each case without any release or consent by the Mortgage Trustee or accountability to the Mortgage Trustee for any consideration received by us:

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the sale or other disposal of any machinery, equipment, tools, implements or similar property subject to the lien of the Mortgage Indenture that has become obsolete or unfit for use or no longer useful, necessary or profitable in our business, upon replacement or substitution of with property of equal value;

•	the cancellation, change or alteration of contracts, leases, rights-of-way and easements;

•	the surrender and modification of any franchise, license, governmental consent or permit subject to certain restrictions;

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the sale or other disposal of all vessels and marine equipment, railroad engines, cars and related equipment, airplanes, airplane engines and other flight equipment, office furniture and leasehold interests in property owned by third parties for office purposes; and

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the leasing of the property subject to the lien of the Mortgage Indenture if it does not interfere in any material respect with the use of the property for the purpose for which it is held by us and will not have a material adverse impact on the security afforded by the Mortgage Indenture.

(Article XI of the Restated Indenture.)

Any of the mortgaged and pledged property may be released from the lien of the Mortgage Indenture if, after the release, the fair value of the remaining mortgaged and pledged property of the character of permanent additions equals or exceeds a sum equal to 150% of the aggregate principal amount of first mortgage bonds outstanding.  (Section 11.03(k) of the Restated Indenture.)  Upon satisfaction of the requirements set forth in the Mortgage Indenture, this provision would permit us to spin off or otherwise dispose of a substantial amount of assets or a line of business, including all or a portion of our electric generation, transmission or distribution assets, or our gas storage and distribution assets, without depositing cash or property with the Mortgage Trustee or obtaining the consent of the holders of the first mortgage bonds.

Modification of the Mortgage Indenture

We and the Mortgage Trustee may modify and amend the Mortgage Indenture from time to time.  We will not need the consent of the holders of the first mortgage bonds for the following types of amendments, among others:

•                  to subject additional property to the lien of the Mortgage Indenture;

•                  to add to our covenants for the benefit of the holders; or

•                  to cure ambiguities or correct inconsistent provisions.

(Section 19.01 of the Restated Indenture.)

With our consent, other provisions of the Mortgage Indenture may be changed by the affirmative vote of the holders of 66 2/3% in principal amount of the first mortgage bonds outstanding except that, among other things, the following may not be done without the consent of the holder of each first mortgage bond so affected:

•                  the maturity of a first mortgage bond may not be changed;

•                  the interest rate may not be reduced;

•                  the right to institute suit for the enforcement of any principal or interest payment may not be impaired;

•                  no prior lien with respect to any of the property mortgaged or pledged under the Mortgage Indenture may be created with respect to more than 50% of the sum of land and depreciable property; or

•                  the required percentage of the holders of first mortgage bonds relating to actions that require their consent may not be changed.

(Section 19.02 of the Restated Indenture.)

Defaults

The following is a summary of events defined in the Mortgage Indenture as completed defaults:

•                  default in payment of principal of any first mortgage bond;

•                  default continued for 30 days in payment of interest on any first mortgage bond;

•                  default continued for 60 days in any sinking fund payment;

•                  default in the covenants contained in Section 8.11 of the Restated Indenture regarding bankruptcy, insolvency, assignment or receivership; and

•                  default continued for 60 days after notice to us from the Mortgage Trustee in the performance of any other covenant, agreement or condition in the Mortgage Indenture.

(Section 14.01 of the Restated Indenture.)

Notice of Default.  The Mortgage Trustee is required to give notice to bondholders within 90 days after the occurrence of a default, unless the default has been cured or waived before giving its notice; provided that, except in the case of a default in payment of principal or interest on any first mortgage bond or to make any sinking fund payment, the Mortgage Trustee may withhold the notice if it determines in good faith that withholding the notice is in the interest of the bondholders.  Any notice of default of the covenants contained in Section 8.11 of the Restated Indenture regarding bankruptcy, insolvency, assignment or receivership may not be given until at least 90 days after the occurrence of the default. (Section 17.02 of the Restated Indenture.)

Acceleration of Maturity.  In case of a completed default, the Mortgage Trustee may, and upon request of the holders of 25% in principal amount of the first mortgage bonds outstanding will, declare the first mortgage bonds due and payable, subject to the right of the holders of a majority of the first mortgage bonds then-outstanding to rescind or annul such action.  Further, the Mortgage Trustee is obligated to take the actions provided in the Mortgage Indenture to enforce payment of the first mortgage bonds and the lien of the Mortgage Indenture upon being requested to do so by the holders of a majority in principal amount of the first mortgage bonds.  However, the holders of a majority in principal amount of the first mortgage bonds may direct the taking of any of these actions or the refraining from these actions as is not in violation of the law or the Mortgage Indenture.  Before taking these actions, the Mortgage Trustee may require adequate indemnity against the costs, expenses and liabilities to be incurred in connection with these actions.  (Article XIV of the Restated Indenture.)

Compliance Certificate.  We are required to furnish with the Mortgage Trustee information, documents and reports regarding our compliance with the conditions and covenants of the Mortgage Indenture as may be required by the rules and regulations of the SEC, including a certificate, furnished at least annually, as to whether, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the Mortgage Indenture.  (Section 8.18 of the Restated Indenture.)

Other Provisions

Whenever all indebtedness secured by the Mortgage Indenture has been paid, or adequate provision for payment has been made, the Mortgage Trustee will cancel and discharge the Mortgage Indenture.  (Article XVIII of the Restated Indenture.)  We may deposit with the Mortgage Trustee any combination of cash or government obligations in order to provide for the payment of any series or all of the first mortgage bonds outstanding.  This deposit could constitute a taxable event as to holders of those first mortgage bonds, creating possible adverse tax consequences.  The Mortgage Indenture also provides that we must furnish to the Mortgage Trustee officers’ certificates, certificates of an engineer, appraiser or other expert and, in some cases, accountants’ certificates in connection with the authentication of first mortgage bonds, the release or release and substitution of property and some other matters, and opinions of counsel as to the lien of the Mortgage Indenture and some other matters.  (Articles IV, V, VI, VII, XI and XVIII and Section 21.08 of the Restated Indenture.)

Concerning the Trustee

U.S. Bank National Association is the Mortgage Trustee under the Mortgage Indenture.  We maintain banking relationships with the Mortgage Trustee in the ordinary course of business.  The Mortgage Trustee also acts as trustee for our senior unsecured debt securities discussed below under “Description of the Senior Unsecured Debt Securities.”

Governing Law

The Mortgage Indenture and first mortgage bonds to be issued pursuant to this prospectus are governed by, and construed in accordance with, the laws of the State of Wisconsin.

DESCRIPTION OF THE SENIOR UNSECURED DEBT SECURITIES

The description below contains a summary of selected provisions of the indenture, including supplemental indentures, under which the senior unsecured debt securities, which we refer to as debt securities, will be issued.  This summary is not complete.  The indenture and the form of supplemental indenture applicable to the debt securities have been filed as exhibits to the registration statement of which this prospectus is a part.  You should read them for provisions that may be important to you.  In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described below.  We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not issued under this prospectus.

The debt securities will be represented either by global securities registered in the name of DTC, as Depository, or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement.  See the information under the caption “Book-Entry System” in this prospectus.

General

We may issue the debt securities from time to time in one or more new series under the Indenture dated September 1, 2000, as previously supplemented by one supplemental indenture and as to be supplemented by one or more new supplemental indentures for the debt securities, which we collectively refer to as the Senior Indenture, all from us to U.S. Bank National Association, as successor trustee, which we refer to as the Senior Trustee.  The Senior Indenture will govern the debt securities offered by this prospectus.  As of March 31, 2008, there was one series of debt securities in an aggregate principal amount of $80 million outstanding under the Senior Indenture.

The holders of the outstanding debt securities do not, and, unless the supplemental indenture that describes a particular series of debt securities provides otherwise with respect to that series, the holders of any debt securities offered by this prospectus will not, have the right to require us to repurchase the debt securities if we become involved in a highly leveraged or change in control transaction.  The Senior Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The debt securities will be our senior unsecured obligations and will rank on a parity with our other existing and future senior unsecured indebtedness.  Our secured debt will have a prior claim on the assets pledged to secure such debt and, therefore, our debt securities will be effectively subordinated to all of our current and future secured debt, including our first mortgage bonds to the extent of the value of the properties securing them. As of March 31, 2008, we had $215 million of secured debt outstanding.  The amount of debt securities that we may issue under the Senior Indenture is not limited.

When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•                  the title of the series;

•                  any limit on the aggregate principal amount of the series;

•                  the price at which the series will be issued;

•                  the date or dates of maturity of that series;

•                  the date or dates on which we will pay the principal of that series;

•                  the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•                  the date or dates from which interest will accrue;

•                  the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the debt securities of that series are registered on the regular record dates;

•                  any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•                  the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•                  whether we will issue that series in whole or in part in book-entry form; and

•                  any other terms of that series of debt securities.

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise, we may from time to time, without the consent of the holders of that series of debt securities, reopen such series and issue additional debt securities with the same terms (including maturity and interest payment terms) as such series of debt securities.

Interest Payments

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise, the amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months.  In the event that any date on which such interest is payable on the debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

Registration, Transfer and Exchange

Debt securities of any series may be exchanged for one or more new securities of any authorized denomination and of like aggregate principal amount, series and stated maturity and having the same terms and issue date or dates.  (Section 2.6 of the Senior Indenture).

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office of the Senior Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture.  Any transfer or exchange will be effected upon the Senior Trustee’s satisfaction with the documents of title and indemnity of the person making the request.  (Sections 2.6 and 2.7 of the Senior Indenture.)

The Senior Trustee will not be required to exchange or register a transfer of any debt securities of a series selected, called or being called for redemption except, in the case of any debt security to be redeemed in part, the portion of that debt security not to be so redeemed.  (Section 2.6 of the Senior Indenture.)  See the information under the caption “Book-Entry System.”

Payment and Paying Agents

Principal, interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described below under the caption “Book-Entry System.”  Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, principal, interest and premium, if any, on debt securities that are in the form of certificated securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the debt securities maintained by the Senior Trustee; however, a holder of $10,000,000 or more of the debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer, if appropriate wire transfer instructions have been received by the Senior Trustee on or prior to the applicable record date.  Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the principal, interest at maturity and premium, if any, on debt securities in the form of certificated securities will be payable in immediately available funds at the office of the Senior Trustee.  (Section 2.12 of the Senior Indenture.)

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any debt securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holder of those debt securities will thereafter look only to us for payment of that principal, interest or premium.  (Section 4.4 of the Senior Indenture.)

Events of Default

The following is a summary of events that constitute events of default under the Senior Indenture:

•                  default in the payment of interest on any debt security issued under the Senior Indenture when due and continuance of that default for 30 days;

•                  default in the payment of principal and premium, if any, on any debt security issued under the Senior Indenture when due and payable and continuance of that default for five days;

•                  failure to perform or breach of any of our other covenants or agreements in the debt securities or in the Senior Indenture and the continuation of that failure or breach for 90 days after we have been given written notice of that failure or breach as provided in the Senior Indenture; and

•                  specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Senior Indenture.)

If an event of default occurs and is continuing, either the Senior Trustee or the holders of a majority in principal amount of the outstanding debt securities may declare the principal amount of all debt securities to be due and payable immediately.  At any time after an acceleration of the debt securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the debt securities has been obtained, if we pay or deposit with the Senior Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium that has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the debt securities.  (Section 7.1 of the Senior Indenture.)

The Senior Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of debt securities unless such holders have offered reasonable indemnity to the Senior Trustee.  (Section 8.2 of the Senior Indenture.)  The holders of a majority in principal amount of the outstanding debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or of exercising any trust or power conferred on the Senior Trustee, relating to the debt securities.  (Section 7.7 of the Senior Indenture.)  Each holder of a debt security has the right to institute a proceeding relating to the Senior Indenture, but this right is subject to conditions precedent specified in the Senior Indenture.  (Section 7.4 and 7.7 of the Senior Indenture.)  The Senior Trustee is required to give the holders of the debt securities notice of the occurrence of a default within 90 days of the occurrence of the default, unless the default is cured.  Except in the case of a payment default on any debt securities, however, the Senior Trustee may withhold notice if it determines in good faith that it is in the interest of such holders to do so.  (Section 7.8 of the Senior Indenture.)  We are required to deliver to the Senior Trustee each year a certificate as to whether, to the knowledge of the officers signing such certificate, we are in compliance with the conditions and covenants under the Senior Indenture.  (Section 5.5 of the Senior Indenture.)

Modification

We and the Senior Trustee may modify and amend the Senior Indenture from time to time.

We will not need the consent of the holders of debt securities for the following types of amendments, among others:

•      to add to our covenants for the benefit of the holders of the securities or surrendering a right given to us in the Senior Indenture;

•      to add security for the securities; or

•      to make various other modifications, generally of a ministerial or immaterial nature.

(Section 12.1 of the Senior Indenture.)

We will need the consent of the holders of each debt security so affected to do any of the following, among others:

•      change the maturity date of any debt security;

•      reduce the interest rate or extend the time of payment of interest;

•      reduce the principal amount of any debt security, the premium payable on any debt security;

•      change the date on which any security may be redeemed or repaid;

•      change  the currency of any payment of principal, premium or interest on any debt security; or

•      impair the right of a holder of any debt security to institute suit for the enforcement of any payment relating to that debt security.

Additionally, we may not modify these requirements or reduce the percentage of outstanding securities necessary to consent to the modification or amendment of the Senior Indenture or to waive past defaults without the consent of the holders of all of the outstanding debt securities.

(Section 12.2 of the Senior Indenture.)

Amendments requiring holders’ consent, other than those described in the above paragraph, will require the approval of the holders of a majority in aggregate principal amount of the outstanding securities.  (Section 12.2 of the Senior Indenture.)

Defeasance and Discharge

We may be discharged from all obligations relating to the debt securities and the Senior Indenture (except for specified obligations such as obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities and maintain paying agencies) if we irrevocably deposit with the Senior Trustee, in trust for the benefit of holders of debt securities, cash or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium, if any, and interest on all outstanding debt securities on the dates those payments are due.  To discharge these obligations, we must deliver to the Senior Trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the Senior Indenture.  If we discharge our obligations as described above, the holders of debt securities must look only to the funds deposited with the Senior Trustee, and not us, for payments on the debt securities.  (Section 4.1 of the Senior Indenture.)

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not merge into any other corporation or sell or otherwise transfer all or substantially all of our assets unless (1) the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium, if any, on all of the debt securities and our obligation to perform every covenant of the Senior Indenture that we are to perform or observe and (2) we or the successor or transferee corporation, as applicable, are not, immediately following such merger, sale or transfer, in default in the performance of any of those covenants.  Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Senior Indenture with the same effect as if the successor corporation had been named as us in the Senior Indenture, and we will be released from all obligations under the Senior Indenture.  Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the Senior Indenture will define all or substantially all of our assets as being 50% or more of our total assets as shown on our balance sheet as of the end of the prior calendar year and specifically will permit any sale, transfer or disposition during a calendar year of less than 50% of our total assets without the consent of the holders of the securities.  (Sections 11.1 and 11.2 of the Senior Indenture.)

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the Senior Indenture will not contain any financial or other similar restrictive covenants.

Resignation or Removal of Senior Trustee

The Senior Trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect.  The resignation will not take effect, however, until a successor trustee has been appointed.  (Section 8.10 of the Senior Indenture.)

The holders of a majority in principal amount of the outstanding securities may remove the Senior Trustee at any time.  In addition, so long as no event of default or event that, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Senior Trustee upon notice to the holder of each debt security outstanding and appointment of a successor Senior Trustee.  (Section 8.10 of the Senior Indenture.)

Concerning the Senior Trustee

U.S. Bank National Association is the Senior Trustee.  We maintain banking relationships with the Senior Trustee in the ordinary course of business.  The Senior Trustee also acts as trustee for our first mortgage bonds discussed above under “Description of the First Mortgage Bonds.”

BOOK-ENTRY SYSTEM

Each series of first mortgage bonds or debt securities offered by this prospectus may be issued in the form of one or more global first mortgage bonds or global debt securities, as applicable, representing all or part of that series of securities.  This means that we will not issue certificates for that series of securities to the holders.  Instead, a global security representing that series will be deposited with, or on behalf of, DTC, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository.

The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased securities represented by a global security.  Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that the Depository, its nominees and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants.  The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form.  These laws may impair the ability to transfer beneficial interests in a global security.

We will wire principal, interest and any premium payments to the Depository or its nominee.  We and the trustee will treat the Depository or its nominee as the owner of the global security for all purposes, including any notices and voting.  Accordingly, we, the applicable trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

Unless otherwise specified in the prospectus supplement that describes a particular series of first mortgage bonds or debt securities, DTC will act as Depository for those securities issued as global securities.  The securities will be registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that its participants, or Direct Participants, deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants and, together with Director Participants, Participants.  The DTC Rules applicable to its Participants are on file with the SEC.  More information about DTC can be found at http://www.dtcc.com or http://www.dtc.org.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of each actual purchaser of each security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC.  If less than all of the securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the global securities unless authorized by a Direct Participant in accordance with DTC’s Procedures.  Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC ) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the global securities at any time by giving reasonable notice to us or the trustee.  Under such circumstances, in the event that a successor securities depository is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository).  In that event, security certificates will be printed and delivered to DTC.

The global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of first mortgage bonds or debt securities or (3) we execute and deliver to the trustee an order that the global securities will be so exchangeable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be Direct Participants of DTC.

PLAN OF DISTRIBUTION

We intend to sell the securities offered by this prospectus to or through underwriters or dealers, and may also sell the securities directly to other purchasers or through agents, as described in the prospectus supplement relating to an issue of securities.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions.  Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.  Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described in the prospectus supplement relating to an issue of securities.

Under agreements into which we may enter in connection with the sale of the securities, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

No person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, that information or representation must not be relied upon as having been authorized.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction to any person to whom it is unlawful to make the offer in the jurisdiction.  Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in our affairs since that date.

LEGAL OPINIONS

Legal opinions relating to the first mortgage bonds and debt securities offered by this prospectus will be rendered by our counsel, Michael C. Connelly, and Jones Day, Chicago, Illinois, counsel for our company.  Certain legal matters relating to the first mortgage bonds and senior unsecured debt securities will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York, for any underwriters, dealers or agents named in a prospectus supplement.  Michael C. Connelly is our Vice President and General Counsel and is the beneficial owner of less than 1% of the common stock of our parent company, Xcel Energy.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,”) which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of the registrant’s fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the first mortgage bonds or senior unsecured debt securities:

Registration fee under the Securities Act of 1933	$9,825	*
Blue Sky fees	5,000
Accountant’s fees and expenses	75,000
Company counsel’s fees and expenses	75,000
Trustee’s fees and expenses	5,000
Rating agencies’ fees and expenses	200,000
Printing and engraving costs	75,000
Miscellaneous	5,175
Total fees and expenses	$450,000

*            All items are estimated except the first

Item 15.  Indemnification of Director and Officers.

Sections 180.0850 through 180.0859 of the Wisconsin Statutes permit indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations.  Pursuant to authorization contained in the registrant’s Restated Articles of Incorporation, as amended, Section 7 of Article II of the Bylaws of the registrant contains provisions for indemnification of its directors and officers consistent with the provisions of Section 180.0850 through 180.0859 of the Wisconsin Statutes.

The registrant has obtained insurance policies indemnifying it and its directors and officers against certain civil liabilities and related expenses.

Item 16.  Exhibits.

Exhibit No.	Description
1(a)	Form of Underwriting Agreement with respect to the first mortgage bonds.
1(b)	Form of Underwriting Agreement with respect to the senior unsecured debt securities.
4(a)(1)*

Supplemental and Restated Trust Indenture, dated March 1, 1991, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.01K to Registration Statement File No. 333-39831).

4(a)(2)*

Supplemental Trust Indenture, dated April 1, 1991, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.01 to Quarterly Report on Form 10-Q (File No. 001-03140) for the quarterly period ended March 31, 1991).

4(a)(3)*

Supplemental Trust Indenture, dated March 1, 1993, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit to Current Report on Form 8-K (File No. 001-03140) dated March 1, 1993).

4(a)(4)*

Supplemental Trust Indenture, dated October 1, 1993, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.01 to Current Report on Form 8-K (File No. 001-03140) dated September 21, 1993).

4(a)(5)*

Supplemental Trust Indenture, dated December 1, 1996, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.01 to Current Report on Form 8-K (File No. 001-03140) dated December 12, 1996).

4(a)(6)*

Supplemental Trust Indenture, dated September 1, 2003, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.05 to Quarterly Report on Form 10-Q (File No. 001-03034) dated November 13, 2003).

4(a)(7)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Trust Indenture referenced in Exhibit 4(a)(1) above, as supplemented.

Exhibit No.	Description
4(a)(8)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(a)(7) above).
4(b)(1)*

Trust Indenture, dated September 1, 2000, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.01 to Current Report on Form 8-K (File No. 001-03140) dated September 25, 2000).

4(b)(2)*

Supplemental Trust Indenture, dated September 15, 2000, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.02 to Current Report on Form 8-K (File No. 001-03140) dated September 25, 2000).

4(b)(3)	Form of Supplemental Indenture establishing a series of senior unsecured debt securities under the Trust Indenture referenced in Exhibit 4(b)(1) above, as supplemented.
4(b)(4)	Form of Senior Unsecured Debt Securities (included in the Form of Supplemental Indenture in Exhibit 4(b)(3) above).
5	Opinion of Michael C. Connelly regarding the validity of certain securities.
12	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges.
23(a)	Consent of Michael C. Connelly (included in Exhibit 5).
23(b)	Consent of Deloitte & Touche LLP.
24	Power of Attorney.
25

Form T-1 Statement of Eligibility of U.S. Bank National Association, as Successor Trustee under the Trust Indenture relating to first mortgage bonds referenced in Exhibit 4(a)(1) above and the Trust Indenture relating to the senior unsecured debt securities referenced in Exhibit 4(b)(1) above, each as supplemented.

*          Previously filed as indicated and incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 24, 2008.

NORTHERN STATES POWER COMPANY

By:	/s/ GEORGE E. TYSON II
George E. Tyson II
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Director	June 24, 2008
Richard C. Kelly

*	President, Chief Executive Officer	June 24, 2008
Michael L. Swenson	and Director (Principal Executive Officer)

*	Vice President, Chief Financial Officer	June 24, 2008
Benjamin G.S. Fowke III	and Director (Principal Financial Officer)

/s/ Teresa S. Madden	Vice President and Controller	June 24, 2008
Teresa S. Madden	(Principal Accounting Officer)

*	Vice President and Director	June 24, 2008
Paul J. Bonavia

* By:	/s/ GEORGE E. TYSON II
George E. Tyson II
(Attorney-in-Fact)
June 24, 2008

EXHIBIT INDEX

Exhibit No.	Description
1(a)	Form of Underwriting Agreement with respect to the first mortgage bonds.
1(b)	Form of Underwriting Agreement with respect to the senior unsecured debt securities.
4(a)(1)*

Supplemental and Restated Trust Indenture, dated March 1, 1991, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.01K to Registration Statement File No. 333-39831).

4(a)(2)*

Supplemental Trust Indenture, dated April 1, 1991, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.01 to Quarterly Report on Form 10-Q (File No. 001-03140) for the quarterly period ended March 31, 1991).

4(a)(3)*

Supplemental Trust Indenture, dated March 1, 1993, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit to Current Report on Form 8-K (File No. 001-03140) dated March 1, 1993).

4(a)(4)*

Supplemental Trust Indenture, dated October 1, 1993, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.01 to Current Report on Form 8-K (File No. 001-03140) dated September 21, 1993).

4(a)(5)*

Supplemental Trust Indenture, dated December 1, 1996, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.01 to Current Report on Form 8-K (File No. 001-03140) dated December 12, 1996).

4(a)(6)*

Supplemental Trust Indenture, dated September 1, 2003, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.05 to Quarterly Report on Form 10-Q (File No. 001-03034) dated November 13, 2003).

4(a)(7)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Trust Indenture referenced in Exhibit 4(a)(1) above, as supplemented.
4(a)(8)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(a)(7) above).
4(b)(1)*

Trust Indenture, dated September 1, 2000, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.01 to Current Report on Form 8-K (File No. 001-03140) dated September 25, 2000).

4(b)(2)*

Supplemental Trust Indenture, dated September 15, 2000, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee (incorporated by reference to Exhibit 4.02 to Current Report on Form 8-K (File No. 001-03140) dated September 25, 2000).

4(b)(3)	Form of Supplemental Indenture establishing a series of senior unsecured debt securities under the Trust Indenture referenced in Exhibit 4(b)(1) above, as supplemented.
4(b)(4)	Form of Senior Unsecured Debt Securities (included in the Form of Supplemental Indenture in Exhibit 4(b)(3) above).
5	Opinion of Michael C. Connelly regarding the validity of certain securities.
12	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges.
23(a)	Consent of Michael C. Connelly (included in Exhibit 5).
23(b)	Consent of Deloitte & Touche LLP.
24	Power of Attorney.
25

Form T-1 Statement of Eligibility of U.S. Bank National Association, as Successor Trustee under the Trust Indenture relating to first mortgage bonds referenced in Exhibit 4(a)(1) above and the Trust Indenture relating to the senior unsecured debt securities referenced in Exhibit 4(b)(1) above, each as supplemented.

*      Previously filed as indicated and incorporated herein by reference.